As filed with the Securities and Exchange Commission on June 24, 1996
                                                     Registration No. 333-____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------

                                 BAREFOOT INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                   31-1265715
- -------------------------------                     -------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

  450 West Wilson Bridge Road, Worthington, Ohio              43085
- ------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                (Zip Code)

           Barefoot Inc. Amended and Restated 1989 Stock Option Plan
                           (Full title of the plan)

                                                Copy to:
Elizabeth Turrell Farrar, Esq.                  Patrick J. Norton
Vorys, Sater, Seymour and Pease                 Barefoot Inc.
52 East Gay Street                              450 West Wilson Bridge Road
Columbus, Ohio 43215                            Worthington, Ohio  43085
(Name and address of agent for service)

                                (614) 464-5607
         (Telephone number, including area code, of agent for service)

- ------------------------------------------------------------------------------
                        Calculation of Registration Fee
- ------------------------------------------------------------------------------
                                 Proposed         Proposed
Title of                         maximum          maximum
securities        Amount         offering         aggregate      Amount of
to be             to be          price            offering       registration
registered        registered     per unit (1)     price (1)      fee
- ------------------------------------------------------------------------------
Common Stock,     500,000        $11.75 for       $5,365,000     $1,850
$.01 Par Value                   20,000 shares;
                                 $10.6875 for
                                 480,000 shares

(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of: (a) $11.75 per share for 20,000 of the shares to be registered, which is the price at which options granted to purchase such shares may be exercised; and (b) $10.6875 per share for 480,000 of the shares to be registered which will subject to options granted in the future, which price is the average of the high and low sales prices of the Common Stock as reported on The Nasdaq Stock Market on June 19, 1996.

                              Page 1 of 38 Pages.
       Exhibit Index at Page II-13 (Page 14 as sequentially numbered).

- ------------------------------------------------------------------------------
                                     II-14
- ------------------------------------------------------------------------------
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

            The Transition Report on Form 10-K for the fiscal year ended December 31, 1995 of Barefoot Inc. (the "Registrant") and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

            The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-19602) filed with the Commission on October 21, 1991, which incorporates by reference the description of the Registrant's Common Stock contained in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-42633) filed with the Commission on October 16, 1991 and the description of the Registrant's Series A Junior Participating Preferred Share Purchase Rights contained in the Registrant's Current Report on Form 8-K dated April 11, 1995, or contained in any subsequent amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

            Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the compensation committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated by reference.

Item 4.  Description of Securities.

            Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.  Indemnification of Directors and Officers.

            Article IX of the Restated Certificate of Incorporation, as amended, of the Registrant limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article IX provides:

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this
            Article IX shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

            Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Restated Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

            Article V of the Restated  By-Laws of the  Registrant  governs the
indemnification   of  officers,   directors,   employees  and  agents  of  the
Registrant. Article V provides:

            Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within 60 days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V or under the General Corporation Law of the State of Delaware.

            Section 5. Expenses. Expenses (including attorneys' fees) incurred by any person described in Section 1 of this Article V in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

            Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

            Section 8. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

            Section 145 of the Delaware General Corporation Law addresses indemnification by a corporation and provides as follows:

            (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

            The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.


Item 7.  Exemption from Registration Claimed.

            Not Applicable.


Item 8.  Exhibits.

            See the Exhibit Index attached hereto and beginning at page II-13 (page 14 as sequentially numbered).


Item 9.  Undertakings.

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus  required by Section
                   10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
      Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on the 24th day of June, 1996.

                                 BAREFOOT INC.


                                    By: /s/ Patrick J. Norton
                                            Patrick J. Norton, President and
                                            Chief Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of June, 1996.

Signature                                 Title

Patrick J. Norton*                        President, Chief Executive Officer and
Patrick J. Norton                         Director

Michael R. Goodrich*                      Chief Financial Officer (Principal
Michael R. Goodrich                       Financial Officer and Principal
                                          Accounting Officer)

Donald R. Brattain*                       Director
Donald R. Brattain

J. Martin Erbaugh*                        Director
J. Martin Erbaugh

William R. Griffin*                       Director
William R. Griffin

*By Power of Attorney


/s/ Patrick J. Norton
    Patrick J. Norton
    (Attorney-in-Fact)

                               INDEX TO EXHIBITS


  Exhibit No.              Description                       Page No.
- -------------     -------------------------       -----------------------------
4(a)              Restated Certificate of         Incorporated herein by
                  Incorporation of Barefoot       reference to Registrant's
                  Inc.                            Quarterly Report on Form 10-Q
                                                  for its fiscal quarter ended
                                                  September 30, 1991 (File
                                                  No. 0-19602) [Exhibit 3.1]

4(b)              Amendment to Restated           Incorporated herein by
                  Certificate of Incorporation    reference to Registrant's
                  dated July 29, 1994             Annual Report on Form 10-K
                                                  for the fiscal year ended
                                                  March 31, 1995 (File No.
                                                  0-19602) [Exhibit 3.3]

4(c)              Amendment to Restated           Incorporated herein by
                  Certificate of Incorporation    reference to Registrant's
                  dated April 11, 1995            Annual Report on Form 10-K
                                                  for the fiscal year ended
                                                  March 31, 1995 (File
                                                  No. 0-19602) [Exhibit 3.4]

4(d)              Restated By-Laws of Barefoot    Incorporated herein by
                  Inc.                            reference to Registrant's
                                                  Registration Statement on
                                                  Form S-1 filed September 6,
                                                  1991 (Registration
                                                  No. 33-42633) [Exhibit 3.3]

4(e)              Rights Agreement, dated as      Incorporated herein by
                  of April 11, 1995, between      reference to Registrant's
                  Barefoot Inc. and Bank One,     Current Report on Form 8-K
                  Indianapolis, NA, as Rights     dated April 11, 1995 (File
                  Agent                           No. 0-19602) [Exhibit 1]

4(f)              Barefoot Inc. Amended and       Pages 16 through 27
                  Restated 1989 Stock Option
                  Plan (reflects stock splits
                  and amendments through
                  May 21, 1996)

5                 Opinion of Vorys, Sater,        Pages 28 through 30
                  Seymour and Pease as to
                  legality

23(a)             Consent of Arthur Andersen      Pages 31 and 32
                  LLP

23(b)             Consent of Vorys, Sater,        Filed as part of Exhibit 5
                  Seymour and Pease

24                Powers of Attorney              Pages 33 through 38

- ------------------------------------------------------------------------------
                                      16
- ------------------------------------------------------------------------------





                                 EXHIBIT 4(f)


                    Barefoot Inc. Amended and Restated 1989
                   Stock Option Plan (reflects stock splits
                     and amendments through May 21, 1996)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                      11
                                 BAREFOOT INC.
                             AMENDED AND RESTATED
                            1989 STOCK OPTION PLAN
         (reflects stock splits and amendments through May 21, 1996)



Section 1.  Identification of the Plan.

            1.1 Title. This plan shall be known as the Barefoot Inc. Amended and Restated 1989 Stock Option Plan (the "Plan").

            1.2 Purpose. The purpose of the Plan is (i) to provide certain key employees of Barefoot Inc. (the "Company") and its Subsidiaries and certain directors of the Company with a significant additional incentive through equity participation to promote the financial success of the Company and (ii) to provide an incentive that may be used to attract and retain able persons as key employees and directors.

Section 2.  Definitions.

            Unless the context requires otherwise, when capitalized, the terms listed below shall have the following meanings when used in the Plan:

            2.1 "Board" means the Board of Directors of the Company, as elected from time to time.

            2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            2.3 "Committee" means the Compensation Committee of the Board, as appointed from time to time, which shall consist of at least two Directors who are (a) "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act and (b) "outside directors" within the meaning of Section 162(m) of the Code and the regulations and rulings thereunder.

            2.4 "Company" means Barefoot Inc., a Delaware corporation, and any other successor entity that has agreed to assume the obligations of the Company under the Plan.

            2.5 "Common Stock" means the Company's Common Stock, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 7.3 of the Plan.

            2.6 "Covered Employee" means any individual who, on the last day of the Company's taxable year, is

                  (a) the chief executive officer of the Company or is acting in such capacity; or

                  (b) among the four highest compensated officers (other than the chief executive officer).

For this purpose, whether an individual is the chief executive officer or one of the four highest compensated officers of the Company shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

            2.7 "Date of Grant" means the date an option becomes effective under the terms of the governing Option Agreement.

            2.8   "Director" means any member of the Board.

            2.9 "Director Option" means an option not qualifying for treatment as an ISO which is granted to an Eligible Director pursuant to Section 4.4 of the Plan without any action by the Board or the Committee.

            2.10 "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, the inability of a person to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            2.11 "Eligible Director" means, on any date, a person who is serving as a Director and who is not an employee of the Company or of any Subsidiary.

            2.12 "Employment Termination Date" means the first date on which a person ceases to be employed by the Company for any reason (including but not limited to voluntary termination of employment, involuntary termination of employment, retirement, disability, or death); provided, that the Committee may determine whether and as of when an authorized leave of absence constitutes a termination of employment for purposes of the Plan.

            2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            2.14 "Exercise Date" means the date upon which written notice of the exercise of an option is received in proper form by the Company together with full payment of the exercise price and in compliance with Section 6 of the Plan.

            2.15 "Expiration Date" means the date specified in the Option Agreement as the expiration date of the option or, if no date is so specified, subject to the provisions of Section 5.4 of the Plan, the day prior to the tenth anniversary of the Date of Grant.

            2.16 "Fair Market Value" as applied to the Common Stock means, as of any date: (i) the last reported sale price of Common Stock on any national securities exchange on which the Common Stock is listed, or, if not so listed, as reported on The NASDAQ National Market, as of the nearest preceding day on which there was a trade; or (ii) if the Common Stock is not so listed or reported, the average mean of the closing bid and asked prices as reported by the NASDAQ System or if not so reported as reported by the National Quotation Bureau, as of the nearest preceding day on which there was a trade.

            2.17 "Incentive Stock Option" or "ISO" means an option designated as such in the Option Agreement and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

            2.18 "Key Employee" means a person, not covered by a collective bargaining agreement, who is employed by the Company or a Subsidiary and who has managerial, supervisory, or other significant responsibilities or otherwise contributes substantially to the Company's business.

            2.l9 "Option Agreement" means a written agreement (and any amendments or supplements thereto) between the Company and a recipient of an option grant designating the terms, conditions, rights, and duties relating to an option, the form or forms of which are to be determined by the Committee consistent with the provisions of the Plan.

            2.20 "Participant" means a person selected by the Committee from time to time to receive an option grant under the Plan.

            2.21 "Plan" means the Barefoot Inc. Amended and Restated 1989 Stock Option Plan, as amended from time to time, except that for periods prior to August 22, 1991, the term shall refer to the Plan as originally adopted on March 31, 1989.

            2.22 "Securities Act" means the Securities Act of 1933, as amended from time to time.

            2.23 "Significant Shareholder" is an employee who owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (as that term is defined in Section 424 of the Code).

            2.24  "Subsidiary"  shall  have the  meaning  ascribed  thereto in
Section 424 of the Code.

Section 3.  Plan Administration.

            The Plan shall be administered by the Committee. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority and discretion to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to, the full power and authority (i) to interpret the terms of the Plan, the terms of options granted under the Plan and the rules and procedures established by the Committee, and (ii) to determine the meaning of or requirements imposed by or rights of any person under the Plan, any option granted under the Plan or any rule or procedure established by the Committee. Each action of the Committee that is within the scope of its authority under the Plan shall be binding on all persons.

Section 4.  Option Grants.

            4.1 Authority to Grant Options. The Committee shall have the authority to grant at any time to any Key Employee an option entitling such person to purchase shares of Common Stock from the Company in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of the Plan as may be established by the Committee on or prior to the date on which the Committee approves such option. Options granted to Key Employees under the Plan may be either ISOs or nonqualified stock options. Subject to the provisions of Section 7.3 of this Plan, no Key Employee shall receive options covering more than 100,000 shares of Common Stock over any one-year period.

            4.2 Determination of Option Terms. The Committee shall have the authority and discretion to determine the Key Employees to whom options shall be granted under the Plan, the number of shares to be subject to each option granted, the number of options to be awarded to each Key Employee and the time at which each option shall be granted. Except as otherwise expressly provided in the Plan, the Committee shall also have the power to determine, at the time of the grant of each option to a Key Employee, all terms and conditions governing the rights and obligations of the holder with respect to such option, including but not limited to: (a) the purchase price per share or the method by which the purchase price per share shall be determined; (b) the length of the period during which the option may be exercised and any vesting or other limitations on the number of shares purchasable under the option at any given time during such period; (c) the times at which the option may be exercised; (d) any conditions precedent to the exercise of the option; (e) any restrictions on resale of any shares purchased upon exercise of the option; and (f) whether any option granted to a Key Employee will or will not constitute an ISO, with any options intended to qualify as ISOs to be designated as such in the Option Agreement pertaining to such options.

            4.3 Option Agreement. No person shall have any rights under any option granted under the Plan unless and until the Company and the person to whom such option is granted have executed and delivered an Option Agreement.

            4.4 Director Options. Each person who is an Eligible Director on the date the Plan is approved by the stockholders of the Company (the "Effective Date") shall automatically be granted a Director Option to purchase 5,000 shares of Common Stock. After the Effective Date, on the first business day following the date of each annual meeting of stockholders during the term of the Plan, each Eligible Director shall automatically be granted a Director Option to purchase 2,500 shares of Common Stock. Each Director Option shall have an exercise price per share equal to the Fair Market Value of the Common Stock on the date of grant. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Options shall be cancelled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 6.4 of the Plan.

Section 5.  Option Terms.

            5.1 Plan Provisions Control Option Terms. The terms of the Plan shall govern all options granted under the Plan. In the event that any provision in an Option Agreement conflicts with any term in the Plan, the term in the Plan shall control.

            5.2 Price Limitation for Incentive Stock Options. Except as otherwise provided in Section 7.3 of the Plan, the price at which each share may be purchased upon exercise of any ISO granted under the Plan may not be less than 100% of the Fair Market Value of such share on the Date of Grant for such option, or not less than 110% of such Fair Market Value if, as of the Date of Grant, the recipient is a Significant Shareholder.

            5.3 Value Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock for which any person may exercise options designated as ISOs for the first time during any calendar year shall exceed $100,000, such options shall be treated as options which are not ISOs. In applying this limitation, options shall be taken into account in the order in which they were granted. This Section 5.3 shall not be deemed to limit granting of options other than ISOs.

            5.4 Term Limitation. No option may be granted under the Plan which may be exercised after the expiration of ten years from its Date of Grant and no ISOs may be granted to any Significant Shareholder which may be exercised after the expiration of five years from the Date of Grant.

            5.5 Modification of Option After Grant. Except as otherwise specifically permitted under the Plan, any option granted under the Plan to a Key Employee may be modified after its Date of Grant only by express written agreement between the Company and the Key Employee, provided that no change in the terms of any option shall be made which is not approved by the Committee or which is inconsistent with the terms of the Plan.

            5.6 Code Section 162(m) Limitations. Notwithstanding any provision contained herein, all options granted to Covered Employees under this Plan must satisfy the following additional requirements:

                  (a) Under the terms of the option, the amount of compensation that the Covered Employee may receive is based solely on an increase in the value of the Common Stock after the grant of the option, unless the grant of such option is contingent upon the attainment of a performance goal that otherwise satisfies the requirements of Section 1.162-27(e)(2) of the final regulations promulgated under Section 162(m) of the Code.

                  (b) The material terms of the compensation payable under the options are disclosed to and subsequently approved by the stockholders of the Company, in accordance with the provisions of Section 1.162-27(e)(4) of the final regulations promulgated under Section 162(m) of the Code.

                  (c) To the extent required under the applicable provisions of the final regulations promulgated under Section 162(m) of the Code, the Committee certifies, in writing, prior to the payment of any compensation under the options, that any required performance goals or any other material terms of the options were in fact satisfied.

Section 6.  Option Exercise.

            6.1 Normal Option Term. No option granted under the Plan may be exercised after the Expiration Date of the option.

            6.2 Termination of Employment. If a Key Employee ceases his or her employment with the Company or a Subsidiary, the Key Employee's options must be exercised, if at all, within one year after the Key Employee's Employment Termination Date if the termination is due to his or her death or Disability or within three months after the Employment Termination Date if such termination is for any other reason, provided that this Section 6.2 shall not extend the exercisability of an option beyond its Expiration Date.

            6.3 Acceleration of Exercise Time. The Committee in its sole discretion shall have the right to permit the purchase of shares under any option granted to a Key Employee prior to the time such option was to have become exercisable under the terms of the Option Agreement covering such option.

            6.4 Manner of Option Exercise. Subject to the conditions contained in the Plan and the Option Agreement, a Participant may exercise an option granted under the Plan in whole or in part by delivering written notice to the Company and paying the full exercise price for the shares of Common Stock to be purchased. If a Participant exercises an option for some but not all shares subject to the option, the right to exercise the option with respect to the remaining shares shall continue until the option expires. A Participant shall be required, as a condition precedent to his or her right to exercise an option and at his or her expense, to supply the Committee with such evidence, representations and agreements as the Committee may deem necessary or desirable to establish his or her right to exercise such option and the propriety of the sale of securities by reason of the exercise under the Securities Act and any other laws or requirements of any governmental authority. The Company shall not be obligated to issue any shares subject to such option until all such materials have been received and determined to be satisfactory in form and substance by the Committee.

            6.5 Payment of Exercise Price. The exercise price of shares purchased upon the exercise of an option granted under the Plan shall be paid by the Participant in cash, whole shares of Common Stock or any combination of cash and shares of Common Stock. Shares of Common Stock transferred by a Participant to satisfy all or any portion of the exercise price may include shares that are already owned by the Participant at the time of exercise as well as, in the case of a Key Employee, shares that are to be acquired pursuant to the exercise of the option concerned, and the value of any such shares shall be their Fair Market Value on the Exercise Date. A Participant may not transfer to the Company in satisfaction of the purchase price a number of shares having a Fair Market Value greater than the purchase price.

            6.6 Withholding Taxes. The Company or a Subsidiary shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount necessary to satisfy any withholding or employment-related tax obligation attributable to the exercise of an option or otherwise incurred with respect to the Plan or an option and the Company may defer delivery of any shares pursuant to the exercise of an option unless indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Key Employee to satisfy, in whole or in part, any withholding or employment-related tax obligation which may arise in connection with the grant, exercise or disposition of an option by electing to have the Company withhold shares of Common Stock to be issued or by electing to deliver to the Company shares of Common Stock, with such shares having a value equal to their Fair Market Value.

            6.7 Securities Law Compliance. Each option granted under the Plan shall be subject to the condition that such option may not be exercised if the Committee determines that the sale of securities upon exercise of the option may violate the Securities Act or any other law or requirement of any governmental authority. The Company shall not be deemed by reason of the granting of any option under the Plan to have any obligation to register the shares subject to such option under the Securities Act or to maintain in effect any registration of such shares which may be made at any time. Appropriate restrictive legends shall be placed on certificates representing shares of Common Stock acquired upon the exercise of options, unless the Committee determines upon the advice of counsel to the Company that such legends are not required because of the existence of an effective registration statement registering the shares issuable under the Plan or for other reasons.

            6.8 Disposition of Common Stock Acquired Pursuant to ISO Exercise. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an ISO granted under the Plan (i) before the expiration of two years after the Date of Grant or (ii) before the expiration of one year after the Exercise Date and the date on which such shares were transferred to the Participant pursuant to exercise of the option, the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The Committee may, in its discretion, condition the right of a Participant to make any such disposition on the receipt by the Company of all amounts necessary to satisfy any withholding and employment-related tax obligation attributable to such disposition. As a means of enforcing any such requirement, the Committee may, in its discretion, cause any shares of Common Stock issued upon exercise of an ISO to bear a legend restricting transfer (x) until such time as the Company receives the amounts necessary to satisfy such tax obligation or (y) until the later of the expiration of two years from the Date of Grant or one year from the Exercise Date and the date on which such shares were transferred to the Participant pursuant to exercise of the option.

Section 7.  Shares Subject to the Plan.

            7.1 Number Authorized. The maximum number of shares that shall be reserved for issuance under the Plan shall be 2,300,000 shares of Common Stock, subject to further adjustment upon changes in the Company's capitalization as provided in Section 7.3 of the Plan. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company. Shares of Common Stock that are issued upon exercise of options shall be applied to reduce the maximum number of shares remaining available for use under the Plan.

            7.2 Unused Stock. Any shares of Common Stock that are subject to an option that expires or for any reason is terminated shall automatically become available for use under the Plan. For this purpose, to the extent that any option is cancelled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations promulgated under Section 162(m) of the Code), such cancelled option shall continue to be counted against the maximum number of shares of Common Stock for which options may be granted to a Key Employee under the Plan.

            7.3 Capital Adjustments. The number and kind of shares subject to outstanding options, the price for which shares may be purchased upon the exercise of outstanding options and the number and kind of shares available for future option grants under the Plan shall be appropriately and proportionately adjusted to reflect any subsequent stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization determined by the Committee to be similar to any of the foregoing changes in its substantive effect upon the Plan or the options granted under the Plan. The Committee shall have the discretion to determine that, following any such transaction, any option granted to a Key Employee under the Plan will constitute only the right to receive the consideration which the Key Employee would have received had he or she exercised the option immediately prior to such transaction.

Section 8.  Termination and Amendment.

            8.1 Termination. The Board may terminate or suspend the Plan at any time. If the Plan is not earlier terminated, it shall terminate on March 30, 1999. No option shall be granted under the Plan after the Plan's termination, but the termination of the Plan shall not have any other effect and any option outstanding at the time of the Plan's termination may be exercised after such termination to the same extent that it would have been exercisable had the Plan not been terminated.

            8.2 Amendment. The Board may amend the Plan from time to time in such respects as it may deem advisable in order that options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in The NASDAQ National Market. No amendment may be made to Section 4.4 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. No amendment of the Plan shall result in any Committee member's losing his status as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation.

            8.3 Effect on Outstanding Options. No termination, suspension or amendment of the Plan shall alter or impair any outstanding options without the consent of the Participant affected thereby; provided, however, that this
Section 8.3 shall not impair the right of the Committee to take whatever action it deems appropriate if specifically authorized to do so under other provisions of the Plan.

Section 9.  Miscellaneous.

            9.1 Nontransferability. During the lifetime of a Participant, no option granted under the Plan shall be assignable or transferable or may be exercised by any person other than the Participant. In the event of the death of a Participant, his or her rights and interest in options shall pass by will or the laws of descent and distribution, and amounts due the Participant shall be paid to, and elections of the Participant made by, his or her successors-in-interest, subject to the provisions of Section 6.2 of the Plan.

            9.2 Rights as a Stockholder. A Participant shall not have any rights as a stockholder with respect to shares issuable under any option granted under the Plan until and unless such shares are issued and delivered to the Participant.

            9.3 No Right to Employment or Participation Conferred. Nothing in the Plan or (in the absence of an express provision to the contrary) in any Option Agreement shall confer on any Key Employee any right to continue in the employment of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate a Key Employee's employment at any time. Nothing in the Plan shall confer upon an Eligible Director any right to continue to serve on the Board or to be nominated for re-election to the Board.

            9.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or a Subsidiary from adopting or continuing in effect other or additional compensation arrangements, whether of general or specific applicability.

            9.5 Governing Law. The rights and obligations of any persons having or claiming to have an interest under the Plan or any Option Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law or to the extent the law of Delaware, the Company's state of incorporation, controls the internal affairs of the Company with respect to the Plan. The Company agrees to submit to the jurisdiction of the state and federal courts of the State of Ohio with respect to matters relating to the Plan and agrees not to raise or assert the defense that such forum is not convenient.



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                                   EXHIBIT 5

                       Opinion of Vorys, Sater, Seymour
                           and Pease as to legality




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Board of Directors
Barefoot Inc.
June 24, 1996
Page 2













                                                                (614) 464-6400

                                 June 24, 1996


Board of Directors
Barefoot Inc.
450 West Wilson Bridge Road
Worthington, Ohio  43085


Gentlemen:

            We are familiar with the proceedings taken and proposed to be taken by Barefoot Inc., a Delaware corporation (the "Company"), in connection with the institution and amendment of the Barefoot Inc. Amended and Restated 1989 Stock Option Plan (as amended, the "Plan"), the granting of options to purchase shares of Common Stock, par value $0.01 per share (the "Common Shares"), of the Company pursuant to the Plan and the issuance and sale of Common Shares of the Company upon exercise of options granted and to be granted under the Plan, as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on June 24, 1996. The purpose of the Registration Statement is to register an additional 500,000 Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan;
(c) the Company's Restated Certificate of Incorporation, as amended; (d) the Company's Restated By-Laws; and (e) certain proceedings of the directors and of the stockholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

            We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

            Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the 500,000 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company upon the exercise of options under the Plan against payment of the purchase price therefor, in accordance with the terms of the Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

            This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

            Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein.

                                    Very truly yours,



                                    VORYS, SATER, SEYMOUR AND PEASE